FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KBW, INC.
(Exact name of registrant as specified in its charter)

Delaware 13-4055775 (Jurisdiction of Incorporation or Organization) (I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York 10019 (212) 887-7777 (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-136509

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class Name of each exchange on which to be so registered each class is to be registered Common Stock, par value $0.01 per share New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock, par value $.01 per share (the “Common Stock”), of KBW, Inc. (the “Company”), is set forth under “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed with the Securities and Exchange Commission on August 11, 2006, as amended (the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits.

3.1	Form of Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

3.2	Form of Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

4.1	Specimen Common Stock Certificate of KBW, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

4.2	Form of Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KBW, INC.

Dated:	November 8, 2006	By: /s/ Mitchell B. Kleinman

Name: Mitchell B. Kleinman
Title: General Counsel

EXHIBIT INDEX

3.1	Form of Second Amended and Restated Certificate of Incorporation of KBW, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

3.2	Form of Amended and Restated Bylaws of KBW, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

4.1	Specimen Common Stock Certificate of KBW, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).

4.2	Form of Second Amended and Restated Stockholders’ Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-136509), filed on September 28, 2006).